SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
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[ X]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ]	Definitive Information Statement

RED ROCK PICTURES HOLDINGS, INC.
Name of Registrant As Specified In Charter)

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[ ]	Fee paid previously with preliminary materials.
[ ]

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RED ROCK PICTURES HOLDINGS, INC.
8228 Sunset Boulevard, 3rd Floor
Los Angeles, California 90046
(301)  474-1219
Notice of Written Consent of Stockholders
March 9, 2007

March 9, 2007

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Red Rock Pictures Holdings, Inc. (the "Company"), a Nevada corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and directors. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

  To authorize the Company's Board of Directors to amend our Articles of Incorporation to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to one hundred twenty million (120,000,000) shares of common stock at par value of $.001 with no preemptive rights.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

The enclosed Information Statement is being mailed on or about March 22, 2007 to stockholders of record as of the close of business on February 19, 2007.  You are urged to read the enclosed Information Statement in its entirety.

                           For the Board of Directors of
                           RED ROCK PICTURES HOLDINGS, INC.

                          By: /s/ Robert Levy
                                Robert Levy
                                Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

RED ROCK PICTURES HOLDINGS, INC.
8228 Sunset Boulevard, 3rd Floor
Los Angeles, California 90046
(301)  474-1219

(Preliminary)
March 9, 2007

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Red Rock Pictures, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

  On or about February 19, 2007, the Company received written consents in lieu of a meeting of Stockholders from holders of 31,800,000 shares representing approximately 50.74% of the 75,000,000 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving an amendment to the Articles of Incorporation of the Company (the "Amendment"), to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to one hundred twenty million (120,000,000) shares of common stock at par value of $.001 with no preemptive rights.   These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

On February 19, 2007, pursuant to Nevada Revised Statutes (“NRS”) 78.315, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  The Majority Stockholders approved the action by written consent in lieu of a meeting on February 19, 2007, in accordance with the NRS. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on February 19, 2007, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about March 22, 2007 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

  Quarterly Report on Form 10-QSB for the quarter ended November 30, 2006;

  Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006; and

  Annual Report on Form 10-KSB for the year ended August 31, 2006.

All of these documents which are being incorporated by reference into this 14C.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, February 19, 2007, the Company had 61,910,000  shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On February 19, 2007, the holders of 31,800,000 shares representing approximately 50.74% of the 61,910,000 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company's common stock owned on February 19, 2007, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders (1)	Number of Shares Owned	Percent of Common Stock Owned On February 19, 2007
Robert Levy 3550 Wilshire Blvd. Suite 840 Los Angeles, CA 90010	1,472,081	2.43%
National Lampoon, Inc. 8228 Sunset Blvd. 3rd Floor Los Angeles, CA 90046	11,769,236	19.46%
All directors and executive officers as a group (1 in number)	86,539	2.43%

(1)  Applicable percentage of ownership is based on 61,910,000 shares of common stock outstanding as of February 19, 2007, together with applicable options for each shareholder.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the NRS, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of Common Stock from 75,000,000 shares to 120,000,000 shares.  The form of Certificate of Amendment that will be filed with the Nevada Secretary of State is attached hereto as Exhibit A.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s share of common stock which are currently authorized.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be seventy five million (75,000,000) shares of Common Stock with no preemptive rights, $.001 par value. On February 19, 2007, the Board of Directors approved an amendment to the Articles of Incorporation to authorize one hundred twenty million (120,000,000) shares of Common Stock. Each share of Common Stock is entitled to one vote. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized. On February 19, 2007, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 45,000,000 additional shares of Common Stock.  The Board of Directors believes it is in the best interest of the Company to have the additional shares of Common Stock to be issued. The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing 45,000,000 additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 11, 2007.

By Order of the Board of Directors By: /s/ Robert Levy Robert Levy Chairman

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775)684-5708
Website: secretaryofstate.biz

CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 – Before Issuance of Stock)

1.       Name of Corporation: Red Rock Pictures Holdings, Inc.

2.       The articles have been amended as follows (provide article numbers, if available):
The corporation shall have authority to issue an aggregate of one hundred twenty million (120,000,000) shares of common stock at par value of $.001 with no preemptive rights.

3.       The undersigned declare that they constitute at least two-thirds of the incorporators [  ], or of the board of directors [X]. (check one box only)

4.       Effective date of filing (optional): ______________________________________

5.       The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.       Signatures:

________________________                        ____________________________
             Signature                                                                  Signature

*If more than two signatures, attach 8 ½ x 11 plain sheet with additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.